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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Robert D. Gordon and Steven L. Thimjon, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 of Carleton Corporation. (the "Company") and any and all amendments thereto, including post-effective amendments, for the sale of shares of the Company by certain selling shareholders, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

            Name                      Title                        Date
            ----                      -----                        ----

/s/ Nicholas J. Covatta, Jr.         Director                 November 10, 1998
--------------------------------
Nicholas J. Covatta, Jr.

/s/ Michael Dexter-Smith             Director                 November 10, 1998
--------------------------------
Michael Dexter-Smith

/s/ Robert W. Fischer                Director                 November 10, 1998
--------------------------------
Robert W. Fischer

/s/ George E. Hubman                 Director                 November 10, 1998
--------------------------------
George E. Hubman

/s/ Arch J. McGill                   Director                 November 10, 1998
--------------------------------
Arch J. McGill